FOR IMMEDIATE RELEASE	Exhibit 99.1

METTLER-TOLEDO INTERNATIONAL INC. REPORTS
THIRD QUARTER 2013 RESULTS

- - Market Conditions Improving but Remain Challenging in China - -
- - Solid Earnings Growth - -

COLUMBUS, Ohio, USA - November 7, 2013 - Mettler-Toledo International Inc. (NYSE: MTD) today announced third quarter results for 2013. Provided below are the highlights:

•	Sales in local currency increased by 1% in the quarter compared with the prior year. Reported sales increased 2% which included a 1% benefit due to currency.

•
Net earnings per diluted share as reported (EPS) were $2.43, compared with $2.28 in the third quarter of 2012. Adjusted EPS was $2.60, an increase of 8% over the prior-year amount of $2.40. Adjusted EPS is a non-GAAP measure and excludes purchased intangible amortization, discrete tax items, restructuring charges and other one-time items. A reconciliation to EPS is provided on the last page of the attached schedules.

Third Quarter Results

Olivier Filliol, President and Chief Executive Officer, stated, “We saw an improvement in market conditions in Europe while customer demand in the Americas remains solid. In China, soft market demand, continued credit constraints in specific segments of our customer base and the exit of certain industrial product lines resulted in a sales decline. However, we generated good EPS growth as we benefitted from our various margin improvement and cost control initiatives. Cash flow was also very strong in the quarter.”

EPS in the third quarter was $2.43, compared with the prior-year amount of $2.28. Adjusted EPS was $2.60, an increase of 8% over the prior-year amount of $2.40.

Sales were $591.7 million, a 1% increase in local currency sales, compared with $578.6 million in the prior-year quarter. Reported sales increased 2%, and included a 1% benefit due to currency in the quarter. By region, local currency sales increased 5% in the Americas and 7% in Europe and decreased 8% in Asia / Rest of World. Adjusted operating income amounted to $116.1 million, a 6% increase from the prior-year amount of $109.2 million. Adjusted operating income is a non-GAAP measure, and a reconciliation to earnings before taxes is provided in the attached schedules.

Cash flow from operations was $122.8 million, compared with $103.9 million in the prior-year quarter.

Nine Month Results

EPS for the nine month period was $6.35, compared with the prior-year amount of $5.82. Adjusted EPS was $6.78, an increase of 10% over the prior-year amount of $6.19.

Sales for the nine months were $1.695 billion, which is consistent with prior year sales of $1.684 billion in local currency. Reported sales for the period increased 1%, which included a 1% benefit due to currency. By region, local currency sales increased 4% in the Americas and 1% in Europe and decreased 5% in Asia / Rest of World. Adjusted operating income amounted to $307.9 million, a 6% increase from the prior-year amount of $291.1 million. Adjusted operating income is a non-GAAP measure, and a reconciliation to earnings before taxes is provided in the attached schedules.

Cash flow from operations for the nine month period was $237.4 million, compared with $216.0 million in the prior-year period.

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Cost Control Measures

As part of previously announced cost control measures, the Company recorded pre-tax restructuring charges of $5.5 million in the quarter and $13.7 million year to date.

Bill Donnelly Promoted to Executive Vice President

The Company announced the promotion of Bill Donnelly to the position of Executive Vice President. His role in Investor Relations will remain unchanged and he will continue to be responsible for Finance, Supply Chain, Information Technology and the Company's Blue Ocean initiative.  The Company also announced the promotion of Shawn Vadala from Group Controller to Chief Financial Officer, reporting to Mr. Donnelly.

Filliol commented on the organizational change, "As Bill has undertaken a broader role in the organization during recent years, Shawn has assumed increasing levels of responsibility for our Finance function. Today's announcement formalizes an organizational structure that has been effectively implemented over the last several years. We are very pleased to have this team in place for the coming years."

Outlook

The Company stated that there is uncertainty in demand in most of its markets, which makes forecasting difficult. Based on today’s assessment, management anticipates that local currency sales growth in the fourth quarter will be in the range of 2% to 3% and Adjusted EPS in the range of $3.70 to $3.75, an increase of 7% to 8%.

For the full year 2013, local currency sales growth is expected to be approximately 1% and Adjusted EPS in the range of $10.45 to $10.50, an increase of 8% to 9%.

The Company stated that based on its assessment of market conditions today, management anticipates local currency sales growth in 2014 will be in the range of 3% to 4%. This sales growth will result in Adjusted EPS in the range of $11.35 to $11.55. Using the midpoint of the 2013 Adjusted EPS range, this reflects an increase of 8% to 10%.

Adjusted EPS excludes purchased intangible amortization, discrete tax items, restructuring charges and other one-time items. While the Company has provided an outlook for Adjusted EPS, it has not provided an outlook for EPS as it would require an estimate of non-recurring items, which are not yet known.

Conclusion

Filliol concluded, “We expect market conditions to continue to improve but are cautious on our outlook for next year. In China, we expect market conditions to remain challenging in the coming quarters but are well positioned in this important market for the long term. Globally, we see growth emerging in selected segments and geographies and we are investing to capture these opportunities. In addition, we continue to focus on our margin enhancement programs in pricing, supply chain and in various cost management areas. As a result of these actions, we believe we can generate good earnings growth in 2014. Execution of our strategic initiatives will continue to be a key factor in generating strong and sustainable earnings growth.”

Other Matters

The Company will host a conference call to discuss its quarterly results today (Thursday, November 7) at 5:00 p.m. Eastern Time. To hear a live webcast or replay of the call, visit the investor relations page on the Company’s website at www.mt.com/investors. The presentation referenced in the conference call will be located on the website prior to the call.

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METTLER TOLEDO is a leading global supplier of precision instruments and services. The Company has strong leadership positions in all businesses and believes it holds global number-one market positions in a majority of them. Specifically, METTLER TOLEDO is the largest provider of weighing instruments for use in laboratory, industrial and food retailing applications. The Company is also a leading provider in analytical instruments for use in life science, reaction engineering and real-time analytic systems used in drug and chemical compound development and process analytics instruments used for in-line measurement in production processes. In addition, METTLER TOLEDO is the largest supplier of end-of-line inspection systems used in production and packaging for food, pharmaceutical and other industries. Additional information about METTLER TOLEDO can be found at www.mt.com/investors.

Statements in this press release which are not historical facts constitute “forward-looking statements” within the meaning of Section 27A of the U.S. Securities Act of 1933 and Section 21E of the U.S. Securities Exchange Act of 1934. These statements involve known and unknown risks, uncertainties and other factors that may cause our or our businesses’ actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of those terms or other comparable terminology. For a discussion of these risks and uncertainties, please see the discussion on forward-looking statements in our current report on Form 8-K to which this release has been furnished as an exhibit. All of the forward-looking statements are qualified in their entirety by reference to the factors discussed under the captions “Factors affecting our future operating results” and in the “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our annual report on Form 10-K for the most recently completed fiscal year, which describe risks and factors that could cause results to differ materially from those projected in those forward-looking statements.

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METTLER-TOLEDO INTERNATIONAL INC. CONSOLIDATED STATEMENTS OF OPERATIONS (amounts in thousands except share data) (unaudited)

	Three Months Ended			Three Months Ended
	September 30, 2013		% of sales	September 30, 2012	% of sales

Net sales	$591,686	(a)	100.0	$578,553	100.0
Cost of sales	273,113		46.2	270,396	46.7
Gross profit	318,573		53.8	308,157	53.3

Research and development	29,046		4.9	27,896	4.8
Selling, general and administrative	173,446		29.3	171,021	29.6
Amortization	6,675		1.1	5,215	0.9
Interest expense	5,557		0.9	5,568	1.0
Restructuring charges	5,532		0.9	3,118	0.5
Other charges (income), net	521		0.1	(266)	0.0
Earnings before taxes	97,796		16.6	95,605	16.5

Provision for taxes	23,470		4.0	23,422	4.0
Net earnings	$74,326		12.6	$72,183	12.5

Basic earnings per common share:
Net earnings	$2.49			$2.34
Weighted average number of common shares	29,818,218			30,846,062

Diluted earnings per common share:
Net earnings	2.43			$2.28
Weighted average number of common
and common equivalent shares	30,579,954			31,599,081

Note:
(a)	Local currency sales increased 1% as compared to the same period in 2012.

RECONCILIATION OF EARNINGS BEFORE TAXES TO ADJUSTED OPERATING INCOME

	Three Months Ended			Three Months Ended
	September 30, 2013		% of sales	September 30, 2012	% of sales

Earnings before taxes	$97,796			$95,605
Amortization	6,675			5,215
Interest expense	5,557			5,568
Restructuring charges	5,532			3,118
Other charges (income), net	521			(266)
Adjusted operating income	$116,081	(b)	19.6	$109,240	18.9

Note:
(b)	Adjusted operating income increased 6% as compared to the same period in 2012.

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METTLER-TOLEDO INTERNATIONAL INC. CONSOLIDATED STATEMENTS OF OPERATIONS (amounts in thousands except share data) (unaudited)

	Nine Months Ended			Nine Months Ended
	September 30, 2013		% of sales	September 30, 2012	% of sales

Net sales	$1,694,719	(a)	100.0	$1,684,236	100.0
Cost of sales	788,050		46.5	799,969	47.5
Gross profit	906,669		53.5	884,267	52.5

Research and development	85,749		5.1	84,529	5.0
Selling, general and administrative	513,000		30.3	508,647	30.2
Amortization	17,604		1.0	15,771	1.0
Interest expense	16,500		1.0	17,097	1.0
Restructuring charges	13,730		0.8	11,261	0.7
Other charges (income), net	2,281		0.1	323	0.0
Earnings before taxes	257,805		15.2	246,639	14.6

Provision for taxes	61,873		3.6	60,425	3.5
Net earnings	$195,932		11.6	$186,214	11.1

Basic earnings per common share:
Net earnings	$6.52			$5.97
Weighted average number of common shares	30,063,021			31,215,212

Diluted earnings per common share:
Net earnings	$6.35			$5.82
Weighted average number of common
and common equivalent shares	30,836,160			32,008,311

Note:
(a)	Local currency sales were flat as compared to the same period in 2012.

RECONCILIATION OF EARNINGS BEFORE TAXES TO ADJUSTED OPERATING INCOME

	Nine Months Ended			Nine Months Ended
	September 30, 2013		% of sales	September 30, 2012	% of sales

Earnings before taxes	$257,805			$246,639
Amortization	17,604			15,771
Interest expense	16,500			17,097
Restructuring charges	13,730			11,261
Other charges (income), net	2,281			323
Adjusted operating income	$307,920	(b)	18.2	$291,091	17.3

Note:
(b)	Adjusted operating income increased 6% as compared to the same period in 2012.

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METTLER-TOLEDO INTERNATIONAL INC. CONDENSED CONSOLIDATED BALANCE SHEETS (amounts in thousands) (unaudited)

	September 30, 2013	December 31, 2012

Cash and cash equivalents	$92,222	$101,702
Accounts receivable, net	402,708	437,390
Inventories	219,178	198,939
Other current assets and prepaid expenses	134,767	126,889
Total current assets	848,875	864,920

Property, plant and equipment, net	497,277	469,421
Goodwill and other intangible assets, net	566,111	569,915
Other non-current assets	231,753	213,144
Total assets	$2,144,016	$2,117,400

Short-term borrowings and maturities of long-term debt	$16,019	$41,600
Trade accounts payable	120,665	142,362
Accrued and other current liabilities	402,291	378,715
Total current liabilities	538,975	562,677

Long-term debt	384,871	347,131
Other non-current liabilities	372,528	380,373
Total liabilities	1,296,374	1,290,181

Shareholders’ equity	847,642	827,219
Total liabilities and shareholders’ equity	$2,144,016	$2,117,400

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METTLER-TOLEDO INTERNATIONAL INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (amounts in thousands) (unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2013	2012	2013	2012

Cash flow from operating activities:
Net earnings	$74,326	$72,183	$195,932	$186,214
Adjustments to reconcile net earnings to
net cash provided by operating activities:
Depreciation	8,577	8,172	26,024	24,278
Amortization	6,675	5,215	17,604	15,771
Deferred tax benefit	(2,120)	(2,131)	(7,807)	(6,889)
Excess tax benefits from share-based payment arrangements	(46)	(162)	(565)	(502)
Other	3,136	3,394	9,396	10,606
Increase (decrease) in cash resulting from changes in
operating assets and liabilities	32,235	17,258	(3,169)	(13,500)
Net cash provided by operating activities	122,783	103,929	237,415	215,978

Cash flows from investing activities:
Proceeds from sale of property, plant and equipment	93	191	208	344
Purchase of property, plant and equipment	(20,219)	(21,059)	(57,000)	(64,292)
Acquisitions	—	(557)	(213)	(2,098)
Net cash used in investing activities	(20,126)	(21,425)	(57,005)	(66,046)

Cash flows from financing activities:
Proceeds from borrowings	170,993	213,241	382,105	294,793
Repayments of borrowings	(232,682)	(257,593)	(369,012)	(384,944)
Proceeds from exercise of stock options	3,441	2,922	15,990	16,186
Repurchases of common stock	(72,569)	(72,084)	(217,413)	(207,850)
Excess tax benefits from share-based payment arrangements	46	162	565	502
Debt issuance costs	(281)	—	(281)	—
Other financing activities	(399)	(241)	(1,569)	(784)
Net cash used in financing activities	(131,451)	(113,593)	(189,615)	(282,097)

Effect of exchange rate changes on cash and cash equivalents	799	1,697	(275)	1,938

Net decrease in cash and cash equivalents	(27,995)	(29,392)	(9,480)	(130,227)

Cash and cash equivalents:
Beginning of period	120,217	134,766	101,702	235,601
End of period	$92,222	$105,374	$92,222	$105,374

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

Net cash provided by operating activities	$122,783	$103,929	$237,415	$215,978
Excess tax benefits from share-based payment arrangements	46	162	565	502
Payments in respect of restructuring activities	4,886	4,064	14,193	8,230
Proceeds from sale of property, plant and equipment	93	191	208	344
Purchase of property, plant and equipment	(20,219)	(21,059)	(57,000)	(64,292)
Free cash flow	$107,589	$87,287	$195,381	$160,762
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METTLER-TOLEDO INTERNATIONAL INC. OTHER OPERATING STATISTICS

SALES GROWTH BY DESTINATION
(unaudited)

			Europe		Americas	Asia/RoW		Total

U.S. Dollar Sales Growth
Three Months Ended September 30, 2013			11%		5%	(9)%		2%
Nine Months Ended September 30, 2013			3%		4%	(6)%		1%

Local Currency Sales Growth
Three Months Ended September 30, 2013			7%		5%	(8)%		1%
Nine Months Ended September 30, 2013			1%		4%	(5)%		0%

RECONCILIATION OF DILUTED EPS AS REPORTED TO ADJUSTED DILUTED EPS
(unaudited)

Three months ended						Nine months ended
September 30,						September 30,
2013			2012		% Growth	2013		2012		% Growth

EPS as reported, diluted	$2.43		$2.28		7%	$6.35		$5.82		9%

Restructuring charges, net of tax	0.14	(a)	0.08	(a)		0.34	(a)	0.26	(a)
Purchased intangible amortization, net of tax	0.03	(b)	0.04	(b)		0.09	(b)	0.11	(b)

Adjusted EPS, diluted	$2.60		$2.40		8%	$6.78		$6.19		10%

Notes:
(a)
Represents the EPS impact of restructuring charges of $5.5 million ($4.2 million after tax) and $3.1 million ($2.4 million after tax) for the three months ended September 30, 2013 and 2012, respectively and $13.7 million ($10.4 million after tax) and $11.3 million ($8.5 million after tax) for the nine months ended September 30, 2013 and 2012, respectively, which primarily includes severance costs.

(b)
Represents the EPS impact of purchased intangibles amortization, net of tax, of $0.9 million and $1.2 million for the three months ended September 30, 2013 and 2012, respectively and $2.7 million and $3.4 million for the nine months ended September 30, 2013 and 2012, respectively.

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